SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2011
Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 221-8500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As a result of the Offer (as defined below) and the Merger (as defined below), Tasty Baking Company (the “Company”) no longer fulfills certain continued listing requirements and standards for primary equity securities contained in Rule 5450 of the NASDAQ Global Market (“Nasdaq”). On May 24, 2011, in connection with the Merger, the Company notified Nasdaq of the Merger and requested removal of the outstanding shares of common stock of the Company, par value $0.50 per share (the “Shares”), from listing on Nasdaq. The Company also requested that Nasdaq file a notification with the Securities and Exchange Commission (the “Commission”) to delist the Shares. The Company intends to file a Form 15 with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”), which would terminate and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sale of Equity Securities.
The information set forth under Item 5.01 of this Current Report on Form 8-K with regard to the Top-Up Option is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to the Rights of Security Holders.
The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.
As previously disclosed, on April 10, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Flowers Foods, Inc. (the “Parent”) and Parent’s wholly-owned subsidiary Compass Merger Sub, Inc. (the “Purchaser”), as assignee of Flowers Bakeries, LLC.
Pursuant to the Merger Agreement, the Purchaser commenced a cash tender offer for all of the Shares, for $4.00 per share to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 21, 2011, and in the related Letter of Transmittal (which, together with all amendments and supplements thereto, collectively constitute the “Offer”).
The Offer expired at 12:00 midnight, Philadelphia, Pennsylvania time, on May 19, 2011 (the “Expiration Time”). Based on the final information provided by the depositary for the Offer, as of the Expiration Time, 6,696,686 Shares had been validly tendered and not withdrawn from the Offer, representing approximately 77% of all outstanding Shares, including 103,283 Shares for which the depositary received commitments to tender under the guaranteed delivery procedures for the Offer. On May 20, 2011, the Purchaser accepted for payment all Shares that were validly tendered and not withdrawn from the Offer.
On May 24, 2011, the Purchaser exercised the option (the “Top-Up Option”) to purchase additional Shares directly from the Company, in accordance with the terms of the Merger Agreement. On May 24, 2011, the Purchaser purchased from the Company 1,367,656 Shares (the “Top-Up Option Shares”) at a price per share equal to $4.00 per share, and paid for these Shares by delivery of cash in an amount equal to $0.50 per Top-Up Option Share and a promissory note in an amount equal to the balance of the purchase price. The issuance of the Top-Up Option Shares was pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as a transaction by an issuer not involving a public offering. The Top-Up Option Shares, when combined with the number of Shares owned by Parent and Purchaser immediately prior to the purchase of the Top-Up Option Shares, constitute aggregate ownership of more than 80% of the outstanding Shares.
On May 24, 2011, pursuant to the terms of the Merger Agreement and in accordance with the “short-form” merger provisions contained in Section 1924(b) of the Pennsylvania Business Corporation Law of 1988, as amended, the Purchaser merged with and into the Company (the “Merger”). The Company was the surviving corporation in the Merger and continues to exist as a direct, wholly-owned subsidiary of the Parent. At the effective time of the Merger, each Share issued and outstanding immediately prior to such effective time (other than any Shares owned by the Parent or the Purchaser, any Shares owned by the Company (as treasury stock or otherwise) and any Shares owned by shareholders who properly exercise their dissenters rights under Pennsylvania law) was, by virtue of the Merger and without any action on the part of the holders thereof, converted into the right to receive $4.00 per Share, net to the shareholder in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”). Shareholders of the Company immediately prior to the Merger ceased to have any rights as such other than the right to receive the Merger Consideration.
The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 11, 2011, and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, following the expiration of the Offer, on May 20, 2011, Gene D. Lord, Bradley K. Alexander, Karyl H. Lauder, Stephen R. Avera, Marta Jones Turner and R. Steven Kinsey were appointed directors of the Company, and James C. Hellauer, James E. Nevels, Mark T. Timbie, Ronald J. Kozich, Mark G. Conish and David J. West resigned from their positions as directors of the Company. Charles P. Pizzi, Judith M. von Seldeneck and James E. Ksansnak remained on the Company’s Board of Directors at such time.

On May 24, 2011, following the effective time of the Merger, Stephen R. Avera became the sole director of the Company, and Charles P. Pizzi, Judith M. von Seldeneck, Gene D. Lord, Bradley K. Alexander, Karyl H. Lauder, Marta Jones Turner, R. Steven Kinsey and James E. Ksansnak resigned from their positions as directors of the Company. In addition, at the effective time of the Merger, the officers of Purchaser immediately prior to the effective time of the Merger became the officers of the Company.
The other information required by Item 5.02 of Form 8-K with regard to the new directors is contained in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Commission on April 21, 2011, including the Information Statement comprising Annex II thereto, and such information is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Merger, on May 24, 2011 the Company’s articles of incorporation and bylaws were amended and restated. The changes to the Company’s articles of incorporation and bylaws relate to and are consistent with the Company becoming a wholly-owned subsidiary of the Parent and its ceasing to be a public reporting company.
The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY (Registrant)
Date: May 26, 2011	/s/ A. Ryals McMullian, Jr.
A. Ryals McMullian, Jr.
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws